SIXTH AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This sixth amendment (the “Amendment”) to the Investment Advisory Agreement is made as of the 23rd day of May, 2012 by and between AQR Funds, on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into an Investment Advisory Agreement dated as of December 4, 2008, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to add the AQR U.S. Defensive Equity Fund, AQR International Defensive Equity Fund, the AQR Emerging Defensive Equity Fund, AQR Risk-Balanced Commodities Strategy Fund and AQR Risk-Balanced Commodities Strategy LV Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Bradley Asness
Name:	Nicole DonVito	Name:	Bradley Asness
Title:	Vice President	Title:	Chief Legal Officer

EXHIBIT A

(Amended as of May 23, 2012)

Name of Series	Commencement Date	Advisory Fee Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 6 of the Agreement.
AQR Global Equity Fund	December 31, 2009	0.40% (Class N, I and Y Shares)

AQR International Equity Fund	August 28, 2009	0.45% (Class N, I and Y Shares)

AQR Momentum Fund	July 9, 2009	0.25% (Class L Shares)

AQR Small Cap Momentum Fund	July 9, 2009	0.35% (Class L Shares)

AQR International Momentum Fund	July 9, 2009	0.35% (Class L Shares)

AQR Managed Futures Strategy Fund	January 5, 2010	1.05% (Class N and I Shares)

AQR Tax-Managed Momentum Fund	January 27, 2012	0.30% (Class L Shares)

AQR Tax-Managed Small Cap Momentum Fund	January 27, 2012	0.40% (Class L Shares)

AQR Tax-Managed International Momentum Fund	January 27, 2012	0.40% (Class L Shares)

AQR U.S. Defensive Equity Fund	July [ ], 2012	0.30% on the first $1billion in assets (Class N and I Shares)

0.275% on assets in excess of $1 billion up to $3 billion (Class N and I Shares)

0.25% on assets in excess of $3 billion (Class N and I Shares)

AQR International Defensive Equity Fund	July [ ], 2012	0.40% on the first $1 billion in assets (Class N and I Shares)
0.375% on assets in excess of $1 billion up to $3 billion (Class N and I Shares)

0.35% on assets in excess of $3 billion (Class N and I Shares)

AQR Emerging Defensive Equity Fund	July [ ], 2012	0.60% on the first $1 billion in assets (Class N and I Shares)
0.575% on assets in excess of $1 billion up to $3 billion (Class N and I Shares)

0.55% on assets in excess of $3 billion (Class N and I Shares)

AQR Risk-Balanced Commodities Strategy Fund	July [ ], 2012	0.60% on the first $1 billion in assets (Class N and I Shares)
0.575% on assets in excess of $1 billion up to $3 billion (Class N and I Shares)

0.55% on assets in excess of $3 billion (Class N and I Shares)

AQR Risk-Balanced Commodities Strategy LV Fund	July [ ], 2012	0.35% on the first $1 billion in assets (Class N and I Shares)
0.325% on assets in excess of $1 billion up to $3 billion (Class N and I Shares

0.30% on assets in excess of $3 billion (Class N and I Shares)

DORMANT FUNDS:

AQR International Small Cap Fund	[—], 2009	0.65% (Class N, I and Y Shares)

AQR Emerging Markets Fund	[—], 2009	0.75% (Class N, I and Y Shares)

AQR Equity Plus Fund	[—], 2009	0.70% (Class N and I Shares)

AQR Small Cap Core Fund	[—], 2009	0.70% (Class N and I Shares)

AQR Small Cap Growth Fund	[—], 2009	0.70% (Class N and I Shares)